Exhibit 7.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, with respect to the beneficial ownership of the undersigned of shares Common Stock of IMAX Corporation, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: June 14, 2024

KEVIN DOUGLAS

*Kevin Douglas

MICHELLE DOUGLAS

*Michelle Douglas

JAMES E. DOUGLAS, III

*James E. Douglas, III

K&M DOUGLAS TRUST

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

IRREVOCABLE DESCENDANT’S TRUST FBO
ALEXANDER JAMES DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

IRREVOCABLE DESCENDANT’S TRUST FBO
AMANDA ANNE DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

IRREVOCABLE DESCENDANT’S TRUST FBO JAKE
EDWARD DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

IRREVOCABLE DESCENDANT’S TRUST FBO
SUMMER JEAN DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

*Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

NONEXEMPT TRUST FBO KEVIN G. DOUGLAS

*Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

NONEXEMPT TRUST FBO JAMES E. DOUGLAS, III

*James E. Douglas, III
By:	James E. Douglas, III
Title:	Trustee

CELTIC FINANCIAL LLC

*Kevin Douglas
By:	Kevin Douglas
Title:	Manager

*By:	/s/ Eileen Wheatman
Eileen Wheatman
Attorney-in-fact